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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 2, 2002






                          NEWFIELD EXPLORATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




             DELAWARE                     1-12534               72-1133047
   (STATE OR OTHER JURISDICTION       (COMMISSION FILE       (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)        NUMBER)         IDENTIFICATION NUMBER)



                          363 N. SAM HOUSTON PARKWAY E.
                                   SUITE 2020
                              HOUSTON, TEXAS 77060
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 847-6000




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ITEM 5.  OTHER EVENTS

See the following press release by Newfield Exploration Company announcing the shut-in of Gulf of Mexico production.

     NEWFIELD SHUTS IN GULF OF MEXICO PRODUCTION DUE TO STORM; COMPANY PROVIDES UPDATE ON PRODUCTION

          Newfield Exploration Company (NYSE:NFX) today announced it had shut-in its Gulf of Mexico production in response to Hurricane Lili. This is the second time in as many weeks that Gulf of Mexico production has been shut-in due to weather.

          With Hurricane Lili entering the Gulf of Mexico, Newfield began evacuating non-essential personnel on Monday, September 30. Production shut-ins began on Tuesday, October 1 and are now complete with approximately 430 MMcf/d of gas (gross) and 25,000 BOPD (gross) offline. Newfield's net production in the Gulf of Mexico is nearly 265 MMcf/d of gas and 13,500 BOPD.

          From September 24-29, 2002, Newfield shut in approximately 1.5 billion cubic feet equivalent (Bcfe) of net production due to Tropical Storm Isidore. Newfield expects to meet its previously disclosed estimate of third quarter 2002 production of 42.6 - 47.1 Bcfe. To review Newfield's previously provided guidance on the third quarter of 2002, please see the Company's @NFX publication dated July 22, 2002 found on the Company's website at www.newfld.com or the Company's Current Report on Form 8-K filed with the SEC on July 24, 2002.

         Newfield operates about 140 platforms in the Gulf of Mexico and controls 190 lease blocks.

         Newfield Exploration is an independent crude oil and natural gas exploration and production company. The Company has a solid asset base of producing properties and exploration and development drilling opportunities in the Gulf of Mexico, along the U.S. Onshore Gulf Coast, in the Anadarko and Permian Basins, offshore Australia, and in China's Bohai Bay. Newfield balances its drilling program with acquisitions in select areas in the U.S. and overseas.

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                               NEWFIELD EXPLORATION COMPANY


Date: October 2, 2002          By:        /s/ TERRY W. RATHERT
                                  ------------------------------------------
                                              Terry W. Rathert
                                  Vice President and Chief Financial Officer
                                      (Authorized Officer and Principal
                                              Financial Officer)